UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 26, 2018

CAMPBELL SOUP COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3822 (Commission file number)	21-0419870 (IRS Employer Identification No.)
One Campbell Place, Camden, New Jersey	08103-1799
(Address of principal executive offices)	(Zip Code)
(856) 342-4800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 26, 2018, Campbell Soup Company (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced L.P., Third Point Advisors LLC, Third Point Advisors II LLC (collectively, “Third Point”), and the Revocable Trust of George Strawbridge, Jr., dated January 21, 1991 (solely for purposes of specified sections).

Pursuant to the terms of the Support Agreement, the Company will increase the size of the Company’s board of directors (the “Board”) by two directors to 14 directors, effective by the close of business on November 29, 2018 and appoint each of Sarah Hofstetter and Kurt Schmidt (collectively, the “Designees”) to serve as directors of the Company, effective by the close of business on November 29, 2018. In addition, under the Support Agreement, the Company agreed to add a third director by the meeting of the Board to be held in May 2019 and will consult with Third Point with respect to the appointment of such additional director.

Mr. Schmidt will be offered the opportunity to become a member of the Governance Committee of the Board and, if applicable, any other committee of the Board that is charged with overseeing the process for the selection of the next Chief Executive Officer of the Company. Mr. Schmidt and Ms. Hofstetter will also be offered the opportunity to become members of such other committees selected by the Board but each will become a member of at least one committee of the Board.

Pursuant to the Support Agreement, Third Point also will have certain replacement rights in the event the Designees are unable to serve as directors. Third Point will be invited to present its views at two meetings of the Board and two meetings with Campbell’s Chief Executive Officer over the next twelve months. The Company also agreed to consult in good faith with Third Point with respect to the selection of the next Chief Executive Officer of the Company. Third Point has agreed, among other things, to withdraw its slate of director nominees and support the Company’s slate of directors at the Company’s 2018 Annual Meeting of Shareholders, dismiss its litigation against the Company and withdraw its books and records request.

The Support Agreement also includes, among other provisions, certain standstill and voting commitments by Third Point. The description of the Support Agreement contained herein is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Support Agreement, effective by the close of business on November 29, 2018, the Board shall appoint each of Sarah Hofstetter and Kurt Schmidt to serve as directors of the Company until the later of (1) the conclusion of the Company’s 2019 Annual Meeting of Shareholders and (2) the date that their successors are duly elected and qualified.

Mr. Schmidt will be offered the opportunity to become a member of the Governance Committee of the Board and, if applicable, any other committee of the Board that is charged with overseeing the process for the selection of the next Chief Executive Officer of the Company. Mr. Schmidt and Ms. Hofstetter will also be offered the opportunity to become members of such other committees selected by the Board but each will become a member of at least one committee of the Board.

The description of the Support Agreement contained herein is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Events

On November 26, 2018, the Company and Third Point issued a joint press release announcing the entry into the Support Agreement and the addition of the two new directors to the Board.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

10.1
Support Agreement, dated November 26, 2018, by and among Campbell Soup Company and Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced L.P., Third Point Advisors LLC, Third Point Advisors II LLC and the Revocable Trust of George Strawbridge, Jr., dated January 21, 1991.

99.1	Joint press release issued by Campbell Soup Company and Third Point LLC on November 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
Registrant

Date: November 26, 2018
	By:	/s/ Charles A. Brawley, III
		Name:	Charles A. Brawley, III
		Title:	Vice President, Corporate Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Support Agreement, dated November 26, 2018, by and among Campbell Soup Company and Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced L.P., Third Point Advisors LLC, Third Point Advisors II LLC and the Revocable Trust of George Strawbridge, Jr., dated January 21, 1991.

99.1	Joint press release issued by Campbell Soup Company and Third Point LLC on November 26, 2018.